TRANSFER AGENT SERVICING AGREEMENT



     This Agreement between Kinetics Mutual Funds, Inc., a Maryland corporation, (the "Fund"), and Kinetics Portfolios Trust, a Delaware business trust, (the "Portfolio") and U.S.Bancorp Fund Services, LLC, a Wisconsin limited liability company, ("USBFS") is amended and restated this ____ day of _____, 2002.

     WHEREAS, the Fund and the Portfolio are investment companies registered under the Investment Company Act of 1940; and

     WHEREAS, the Agent is a limited liability company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

     NOW, THEREFORE, the Fund and the Portfolio and the Agent do mutually promise and agree as follows:

1.   Terms of Appointment; Duties of the Agent

     Subject to the terms and conditions set forth in this Agreement, the Fund and the Portfolio hereby appoints and employees the Agent to act as transfer agent and dividend disbursing agent.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.   Receive orders for the purchase of shares;

     B.   Process   purchase  orders  and  issue  the   appropriate   number  of
          certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C.   Process redemption requests received in good order;

     D.   Pay  monies  in  accordance   with  the   instructions   of  redeeming
          shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F.   Process exchanges between funds within the same family of funds;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the Fund and the Portfolio;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Fund and the Portfolio and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Fund and the Portfolio which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund and the Portfolio; and

     O. Provide a Blue Sky System which will enable the Fund and the Portfolio to monitor the total number of shares sold in each state. In addition, the Fund and the Portfolio shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund and the Portfolio for each state.

     P. Support NSCC-Fund/SERV functionality including all networking levels (1-4).

     Q. Reimburse the Fund and the Portfolio each month for all material losses resulting from "as of" processing errors for which the Agent is responsible in accordance with the "as of" processing guidelines set forth in the attached Exhibit B.

2.   Compensation

     The Fund and the Portfolio agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Fund and the Portfolio and the Agent.

     The Fund and the Portfolio agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

3.   Representations of Agent

     The Agent represents and warrants to the Fund and the Portfolio that:

     A. It is a Limited Liability Company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended.

     C. It is duly qualified to carry on its business in the state of Wisconsin;

     D. It is empowered under applicable laws and by its LLC Agreement to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     G. It will comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   Representations of the Fund and the Portfolio

     The Fund and the Portfolio represents and warrants to the Agent that:

     A. The Fund and the Portfolio is an open-ended investment company under the Investment Company Act of 1940;

     B. The Fund and the Portfolio is a corporation organized, existing, and in good standing under the laws of Maryland;

     C. The Fund and the Portfolio is empowered under applicable laws and by its Corporate Charter and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Corporate Charter have been taken to authorize it/them to enter into and perform this Agreement;

     E. The Fund and the Portfolio will comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund and the Portfolio being offered for sale.

5.   Covenants of Fund and the Portfolio and Agent

     The Fund and the Portfolio shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Fund and the Portfolio authorizing the appointment of the Agent and the execution of this Agreement. The Fund and the Portfolio shall provide to the Agent a copy of the Corporate Charter, bylaws of the Corporation and all amendments.

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and the Portfolio and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund and the Portfolio on and in accordance with its request.

6.   Indemnification; Remedies Upon Breach

     The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund and the Portfolio in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund and the Portfolio shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Fund and the Portfolio, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of the Fund and the Portfolio.

     Further, the Fund and the Portfolio will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund and the Portfolio or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other agreements between the Fund and the Portfolio and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same. The Fund and the Portfolio will also indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit that arises as a result of the Agent, acting upon the written or telephonic instructions of the President of the Fund and the Portfolio, on a shareholder by shareholder basis, facilitating the purchase, redemption or exchange of shares of any series of the Fund and the Portfolio to any non-U.S. resident, (unless contributed to by the Agent's breach of this Agreement or other agreements between the Fund and the Portfolio and the Agent, or the Agent's own negligence or bad faith).

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund and the Portfolio shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund and the Portfolio may be asked to indemnify or hold the Agent harmless, the Fund and the Portfolio shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Fund and the Portfolio promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund and the Portfolio. The Fund and the Portfolio shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund and the Portfolio so elects, it will so notify the Agent and thereupon the Fund and the Portfolio shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Fund and the Portfolio will be asked to indemnify the Agent except with the Fund and the Portfolio's prior written consent.

     The Agent shall indemnify and hold the Fund and the Portfolio harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund and the Portfolio by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance if its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     Further, USBFS will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share nay nonpublic personal information concerning any of the Fund's shareholders with any third party unless specifically directed by the Fund or allowed under on the exceptions noted under the Act.

     Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any inspection authorized by law or regulation in connection thereof.

8.   Additional Series

     In the event that the Fund and the Portfolio establishes one or more series of shares with respect to which it desires to have Agent render transfer agent services, under the terms hereof, it shall so notify Agent in writing, and if Agent agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement.

9.   Records

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund and the Portfolio but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and the Portfolio and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund and the Portfolio on and in accordance with its request.

10.  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin. However nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the SEC thereunder.

11.  Term and Termination

     This Agreement shall become effective as of the day and year first written above and shall continue in full force and effect automatically for successive annual periods, which automatic renewal shall be ratified by the Board of Trustees and Board of Directors by April 1st of each calendar year, unless otherwise terminated as provided herein. This Agreement may be terminated by either party at any time upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. This Agreement may be replaced or modified by a subsequent agreement between the parties.

     In the event that the Fund and the Portfolio gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement. Should the Fund and the Portfolio exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Fund and the Portfolio.


12.  Amendment, Assignment and Notice

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     C. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should to be sent to:

               Firstar Mutual Fund Services, LLC
               615 East Michigan Street
               Milwaukee, WI  53202

               If to the Fund and the Portfolio, such notice should be sent to:

               Kinetics Mutual Funds, Inc. / Kinetics Portfolio Trust 1311 Mamaroneck Avenue, Suite 130
               White Plains, NY  10605

13.  Merger of Agreement

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

Kinetics Mutual Funds, Inc./               U.S. Bancorp Fund Services, LLC
Kinetics Portfolio Trust



By:  ____________________________________   By:  ______________________________



Print Name: _____________________________   Print Name: ________________________



Title: _______________________________      Title: ___________________________



                    Transfer Agent and Shareholder Servicing
                               Annual Fee Schedule
                                                                       Exhibit A

                 Separate Series of Kinetics Mutual Funds, Inc.

Name of Series
The Medical Fund
The Internet Fund
The Internet Emerging Growth Fund
The New Paradigm Fund
The Small Cap Opportunities Fund
The Government Money Market Fund
The Energy Fund



                    Transfer Agent and Shareholder Servicing
                            "As Of" Processing Policy

                                                                       Exhibit B


     The Agent will reimburse the Fund's series, as set forth on Exhibit A (the "Series"), for any net material loss that may exist on the Series' books and for which FMFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses against any gains, which impacts a Series' net asset value per share by more than 1/2 cent. Gains and losses will be reflected on the Series' daily share sheets, and the Series will be reimbursed for any net material loss on a monthly basis. The Agent will reset the as of ledger each calendar month so that any losses which do not exceed the materiality threshold of 1/2 cent will not be carried forward to the next succeeding month. The Agent will notify the adviser to the Series on the daily share sheets of any losses for which the adviser may be held accountable.